EXHIBIT 99.1

Contact:	Tim Davidson
914-844-7847
tfdavids@us.ibm.com

IBM BOARD OF DIRECTORS APPROVES SEPARATION OF KYNDRYL

•         Record date for distribution of Kyndryl shares will be October 25, 2021

•         Distribution date for Kyndryl shares anticipated to be November 3, 2021

ARMONK, N.Y.,  October 12, 2021 .. . . IBM (NYSE: IBM) announced today that its board of directors has approved the previously announced separation of Kyndryl, the company’s managed infrastructure services business.

To effect the separation the IBM board of directors declared a pro rata distribution to IBM stockholders of 80.1 percent of the outstanding shares of Kyndryl. Once distributed, each holder of IBM common stock will receive one share of Kyndryl common stock for every five shares of IBM common stock held on October 25, 2021, the record date for the distribution. The distribution is expected to occur after close of market on November 3, 2021. It is intended that, for United States federal income tax purposes, the distribution will be conducted in a tax-efficient manner for IBM stockholders in the United States. The distribution is subject to certain conditions described in the registration statement on Form 10 filed by Kyndryl.

IBM will retain 19.9 percent of the shares of Kyndryl common stock, with the intention of exchanging those shares for IBM debt during the 12-month period following the distribution, subject to market considerations.

“Today’s announcement is a milestone for IBM, its employees and its shareholders as we enter a new era of growth,” said Arvind Krishna, IBM chairman and chief executive officer. “The separation of Kyndryl is a significant step in the continued evolution of IBM, a company now squarely focused on delivering powerful hybrid cloud and AI solutions and capabilities to enterprises around the world.”

“Kyndryl has an important and exciting mission – to design, build and manage the technology infrastructure that the world depends on each day,” said Martin Schroeter, Kyndryl chairman and chief executive officer. “As an independent and focused services leader, Kyndryl will be at the heart of progress for our customers.”

Shareholders do not need to take any action to receive shares of Kyndryl common stock to which they are entitled as an IBM stockholder. Additionally, shareholders do not need to pay any consideration, or surrender or exchange shares of IBM common stock, to participate in the separation.

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Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including, but not limited to, the following: a downturn in economic environment and client spending budgets; a failure of the company’s innovation initiatives; damage to the company’s reputation; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; the possibility that the proposed separation of the managed infrastructure services unit of the company’s Global Technology Services segment will not be completed within the anticipated time period or at all, the possibility of disruption or unanticipated costs in connection with the proposed separation or the possibility that the separation will not achieve its intended benefits; the company’s ability to successfully manage acquisitions, alliances and dispositions, including integration challenges, failure to achieve objectives, the assumption of liabilities, and higher debt levels; fluctuations in financial results; impact of local legal, economic, political, health and other conditions; the company’s failure to meet growth and productivity objectives; ineffective internal controls; the company’s use of accounting estimates; impairment of the company’s goodwill or amortizable intangible assets; the company’s ability to attract and retain key employees and its reliance on critical skills; impacts of relationships with critical suppliers; product quality issues; impacts of business with government clients; reliance on third party distribution channels and ecosystems; cybersecurity and data privacy considerations; adverse effects from environmental matters, tax matters; legal proceedings and investigatory risks; the company’s pension plans; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the United States Securities and Exchange Commission or in materials incorporated therein by reference. Any forward-looking statement in this release speaks only as of the date on which it is made. Except as required by law, the company assumes no obligation to update or revise any forward-looking statements.

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